                                                                EXHIBIT 4.1

                            REGISTRATION AGREEMENT
                            ----------------------

     THIS REGISTRATION AGREEMENT ("Agreement") is entered into this _____ day of May, 1996, between ADDVANTAGE MEDIA GROUP, INC., an Oklahoma corporation (the "Company"), and ______________________________, an individual (the "Selling
Stockholder").

                             W I T N E S S E T H:
                             --------------------

     WHEREAS, the Selling Stockholder is the record and beneficial owner of the number of shares (the "Shares") of common stock, par value $.01 per share, of the Company (the "Common Stock") set forth on the signature page of this Agreement;

     WHEREAS, the Shares are restricted securities and may not be transferred unless registered under the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to an exemption from such registration;

     WHEREAS, in order to provide the Selling Stockholder the opportunity to transfer the Shares, the Company agrees to use reasonable efforts to register the Shares under the Securities Act upon the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual promises and the respective covenants and agreements contained herein, the parties hereto agree as follows:

1.  Registration Under Securities Act of 1933.  As soon as reasonably
    -----------------------------------------
practicable, the Company will prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 under the Securities Act (the "Registration Statement"), covering the offer and sale of all of the Shares. The Company will use its reasonable efforts to cause the Registration Statement to become effective and to remain effective and current with respect to the Shares until December 31, 1997. The Company will take all other action necessary or appropriate to cause the prospectus included in the Registration Statement (the "Prospectus") to be available for the sale of the Shares from time to time during such period by the Stockholder in ordinary brokerage transactions in the over-the-counter market or on any national securities exchange on which the Common Stock is then listed, in block trades, or in negotiated transactions. The Company will be obligated to prepare and file only one Registration Statement. The Company's obligations under this paragraph 1 will be deemed satisfied if: (a) the Registration Statement is not effective within four months after the initial filing thereof as a result of any reason other than (i) a material adverse development in the business of the Company or
(ii) any act or matter within the actual control of the Company, or (b) the Registration Statement is abandoned or withdrawn by the Company for the reason that, in the good faith judgment of the Board of Directors of the Company, such abandonment or withdrawal is in the best interest of the Company. Upon the registration of the offer and sale of the Shares with the Commission, the Company agrees as follows:

     1.1  Prospectus.  The Company will furnish the Selling Stockholder with (a)
          ----------
          the number of copies of a current Prospectus, including the preliminary prospectus, as Selling Stockholder reasonably requires in order to effectuate the offer and sale of the Shares included in the Registration Statement, and (b) such other documents as the Selling Stockholder may reasonably request.

     1.2  Blue Sky Laws.  The Company will use its reasonable efforts to
          -------------
          register or qualify the Shares under the blue sky laws, to the extent applicable, of each state which the Company deems appropriate or necessary. Notwithstanding the foregoing, the Company will not be obligated to register or qualify any Shares under those blue sky laws which the Company deems are unduly burdensome in connection with the registration or qualification of the Shares in a particular state.

     1.3  Other Actions.  The Company will take such other actions as may be
          -------------
          reasonably necessary or advisable to enable the Selling Stockholder to consummate the sale or distribution in each jurisdiction in which such Selling Stockholder reasonably requests that the Shares be sold. The Company will not be required to qualify as a foreign corporation or broker-dealer in any jurisdiction or to file a consent to service of process in any jurisdiction in any action other than one arising out of the offering or sale of the Shares.

2.   Selling Stockholder Information.  As a condition precedent to the
     -------------------------------
obligations of the Company to take any action pursuant to paragraph 1, the Selling Stockholder will furnish to the Company information regarding the Shares to be included in the Registration Statement, the intended method of disposition of such securities, and such additional information regarding the Selling Stockholder or the Shares as the Company reasonably requests or may be required in connection with the action to be taken by the Company.

3.   Payment of Expenses.  The Company will pay all expenses incurred in
     --------------------
connection with any registration of the offer and sale of the Shares pursuant to the provisions paragraph 1 of this Agreement. The Selling Stockholder will pay
(a) all underwriting discounts and concessions, brokerage commissions, applicable insurance and transfer taxes relating to the sale of the Shares, and
(b) all fees and expenses incurred by counsel for the Selling Stockholder, except as provided in paragraph 4.

4.   Indemnification.  If the Company includes any Shares in a Registration
     ---------------
Statement filed by the Company with the Commission, the Company and the Selling Stockholder agree as follows:

     4.1  By the Company.  Except provided in paragraph 4.1.2, the Company will
          --------------
          indemnify and hold harmless the Selling Stockholder and each other entity or person, if any, controlling the Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (a "Controlling Party"), against any Stockholder Liability (as defined below) to which the Selling Stockholder or the Controlling Party may become subject under the Securities Act.

          4.1.1  Stockholder Liability.  As used in this paragraph 4.1, the term
                 ---------------------
               "Stockholder Liability" means any losses, claims, damages or liabilities under the Securities Act with respect to the Registration Statement, including any preliminary Prospectus or final Prospectus and any amendments or supplements thereto, arising out of or based upon: (a) any untrue or alleged untrue statement of material fact contained therein; or (b) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading.

          4.1.2  Exception to Indemnity.  The indemnity agreement contained in
                 ----------------------
               paragraph 4.1 will not apply to (a) amounts paid in settlement of any Stockholder Liability if such settlement is effected without the consent of the Company, which consent will not be unreasonably withheld; (b) any Stockholder Liability to the extent that the Stockholder Liability arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in connection with the Registration Statement, preliminary or final Prospectus, or amendments or supplements thereto, in reliance upon, and in conformity with, written information furnished to the Company for use in connection with the Registration Statement by the Selling Stockholder or Controlling Party.

     4.2  By the Selling Stockholder.  Except as otherwise provided in paragraph
          --------------------------
          4.2.2., the Selling Stockholder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement that includes Shares, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, and each agent for the Company against any Company Liability (as defined below) to which the Company or any such director, officer, controlling person, or agent may become subject under the Securities Act.

          4.2.1  Company Liability.  As used in this paragraph 4.2, the term
                 -----------------
               "Company Liability" means any losses, claims, damages or liabilities with respect to the Registration Statement, including any preliminary or final Prospectus and any amendments or supplements thereto, arising out of or based upon: (a) any untrue statement or alleged untrue statement of a material fact contained therein; or (b) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission or alleged untrue statement or omission was made in reliance upon, and in conformity with, written information furnished by, or on behalf of, the Selling Stockholder for use in connection with such Registration Statement.

          4.2.2  Exception to Indemnity.  The indemnity agreement contained in
                 ----------------------
               this paragraph 4.2 will not apply to amounts paid in settlement of any Company Liability if such settlement is effected without the consent of the Selling Stockholder, which consent will not be unreasonably withheld. The indemnification obligation of the Selling Stockholder will be limited to an amount equal to the proceeds to the Selling Stockholder of the Shares sold pursuant to the Registration Statement.

5.   Indemnification Procedure.  Upon receipt of notice of the commencement of
     -------------------------
any action, a person (an "Indemnified Party") entitled to indemnification pursuant to paragraph 4 of this Agreement will notify in writing the indemnifying party if a claim in respect thereof is to be made against the indemnifying party under paragraph 4. The failure to notify promptly the indemnifying party will relieve the indemnifying party from any liability to the Indemnified Party under paragraph 4.

     5.1  Defense by Indemnifying Party.  If any action is brought against an
          -----------------------------
          Indemnified Party and the Indemnified Party notifies the indemnifying party of the commencement of such action, the indemnifying party will have the option to assume all or any part of the defense of such action, either alone or jointly with any other indemnifying party. If the indemnifying party assumes all or any part of such defense, the indemnifying party's counsel will be reasonably satisfactory to the Indemnified Party. After notice from the indemnifying party to the Indemnified Party of its election to assume the defense of such action, the indemnifying party will not be liable to the Indemnified Party under paragraph 4 for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense of such action, except as provided in paragraph 5.2.

     5.2  Expenses; Conflict.  The Indemnified Party will have the right to
          ------------------
          participate in the defense of, and to employ separate counsel in, any action in which the indemnifying party assumes the defense. The fees and expenses of such counsel will be paid by the Indemnified Party, except that the indemnifying party will pay such reasonable fees and expenses of such counsel if: (a) the employment of such counsel has been specifically authorized in writing by the indemnifying party and the indemnifying party has agreed, in writing, to pay such fees and expenses, or (b) an Indemnified Party or parties and the indemnifying party are the named parties to any such action (including any impleaded parties) and (i) the Indemnified Party has been advised by counsel for the indemnifying party that there are defenses available to the Indemnified Party that the indemnifying party or its counsel refuses to accept or (ii) counsel for the indemnifying party reasonably determines that there may be a conflict between the position of the indemnifying party and the Indemnified Party in conducting the defense of such action. In the event of (b) above, counsel for the Indemnified Party (at the indemnifying party's expense) will be entitled to conduct only that part of the

          Indemnified Party's or parties' defense that counsel for the indemnifying party declines to, or cannot, conduct because of the foregoing reasons.

     5.3  Counsel for Indemnifying Parties.  The indemnifying party or parties
          --------------------------------
          will not, in connection with any one such action or separate, but substantially similar or related actions in the same jurisdiction and arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such Indemnified Party or parties.

6.   Notices.  Except as otherwise specified herein to the contrary, all
     -------
notices, requests, demands and other communications required or desired to be given hereunder will only be effective if given in writing, by hand or fax, by certified or registered mail, return receipt requested, postage prepaid, or by
U. S. Express Mail service, or by private overnight mail service (e.g., Federal Express). Any such notice will be deemed to have been given (a) on the business day actually received if given by hand or by fax, (b) on the business day immediately subsequent to mailing, if sent by U.S. Express Mail service or private overnight mail service, or (c) five (5) business days following the mailing thereof, if mailed by certified or registered mail, postage prepaid, return receipt requested, and all such notices will be sent to the following addresses (or to such other address or addresses as a party may have advised the other in the manner provided in this paragraph 6 to:

          If to the Company:  ADDvantage Media Group, Inc.
                              5100 East Skelly Drive
                              Meridian Tower, Suite 1080
                              Tulsa, Oklahoma 74135
                              Attention: Gary W. Young, Executive Vice President

          If to the Selling   The address listed on the books
          Stockholder:        and records of the Company


7.   Headings.  The paragraph headings in the Agreement are included as a matter
     --------
of convenience and will not affect the construction of this Agreement.

8.   Applicable Law.  This Agreement will be governed by, and construed in
     --------------
accordance with, the laws of the State of Oklahoma, without giving effect to the principles of conflicts of law thereof.

     IN WITNESS WHEREOF, this Agreement has been signed by the parties hereto this ____ day of May, 1997.

                                     ADDVANTAGE MEDIA GROUP, INC., an
                                     Oklahoma corporation


                                     By
                                       ---------------------------------------
                                       Gary W. Young, Executive Vice President

                                     ("Company")




                                     Name:
----------------------------------        ------------------------------------
Number of Shares requested to be
registered in the Registration       ("Selling Stockholder")
Statement